Exhibit 5.1

[Skadden, Arps, Slate, Meagher & Flom LLP Letterhead]

October 8, 2019

TerraForm Power, Inc.
200 Liberty Street, 14th Floor
New York, New York 10821

Re:          TerraForm Power, Inc. – Offering of Common Stock

Ladies and Gentlemen:

We have acted as special counsel to TerraForm Power, Inc., a Delaware corporation (the “Company”), in connection with the public offering by the Company of up to 17,143,708 shares (the “Firm Shares”) of its common stock, par value $0.01 per share (the “Common Stock”), including up to 2,236,135 shares (the “Option Shares”) of Common Stock subject to the Underwriter’s (as defined below) option to purchase additional shares. The Firm Shares and the Option Shares are collectively referred to herein as the “Shares.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)          the registration statement on Form S-3 (File No. 333-234076) of the Company relating to Common Stock and other securities of the Company filed on October 3, 2019 with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

(b)          the prospectus, dated October 3, 2019 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

TerraForm Power, Inc.
October 8, 2019

(c)          the preliminary prospectus supplement, dated October 3, 2019 (together with the Base Prospectus, the “Preliminary Prospectus”), relating to the offering of the Shares, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(d)          the prospectus supplement, dated October 3, 2019 (together with the Base Prospectus, the “Prospectus”), relating to the offering of the Shares, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(e)          an executed copy of the Underwriting Agreement (the “Underwriting Agreement”), dated October 3, 2019, among the Company, TerraForm Power, LLC and RBC Capital Markets, LLC, as the underwriter (the “Underwriter”), relating to the sale by the Company to the Underwriter of the Shares;

(f)          an executed copy of a certificate of William Fyfe, Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(g)          a copy of the Company’s Amended and Restated Certificate of Incorporation certified by the Secretary of State of the State of Delaware as of October 3, 2019, and certified pursuant to the Secretary’s Certificate;

(h)          a copy of the Company’s Second Amended and Restated Bylaws, as in effect as of the date hereof, certified pursuant to the Secretary’s Certificate; and

(i)          a copy of certain resolutions of the Board of Directors of the Company, adopted on October 2, 2019, and resolutions of certain officers of the Company dated October 3, 2019, certified pursuant to the Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties contained in the Underwriting Agreement.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the factual representations and warranties set forth in the Underwriting Agreement.

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

TerraForm Power, Inc.
October 8, 2019

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and when issued and sold in accordance with the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Preliminary Prospectus and the Prospectus. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

ALN